Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q of Janel Corporation for the quarter ended December 31, 2016, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	February 14, 2017	/s/ Brendan J. Killackey
Brendan J. Killackey
President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian Aronson
Brian Aronson
Chief Financial Officer (Principal Financial Officer)